                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Dendrite International, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                    [LOGO OF DENDRITE INTERNATIONAL, INC.]


                         DENDRITE INTERNATIONAL, INC.

                                                                 April 23, 1997

Dear Shareholder:

  On behalf of the Board of Directors and management, I am pleased to invite you to the 1997 Annual Meeting of Shareholders of Dendrite International, Inc. The meeting will be held on Tuesday, May 20, 1997 at 10:00 a.m. at the Company's headquarters, 1200 Mount Kemble Avenue, Morristown, New Jersey.

  I urge you to read the enclosed materials carefully and to complete, sign and mail promptly the proxy card contained with this letter to assure that your vote will be counted. Also enclosed is a copy of the Company's 1997 Annual Report to Shareholders.

  The officers and directors of Dendrite appreciate your continuing support and we look forward to seeing you at the Annual Meeting.


                                          /S/ John E. Bailye
                                          John E. Bailye
                                          President and Chief Executive
                                          Officer

Morristown, New Jersey

                            YOUR VOTE IS IMPORTANT

     In order to assure your representation at the meeting, you are requested to complete, sign, and date the enclosed proxy as promptly as possible and return it in the enclosed envelope to which no postage need be affixed if mailed in the United States.

                    [LOGO OF DENDRITE INTERNATIONAL, INC.]

                         DENDRITE INTERNATIONAL, INC.
                           1200 MOUNT KEMBLE AVENUE
                       MORRISTOWN, NEW JERSEY 07960-6797

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 20, 1997

  The Annual Meeting of Shareholders (the "Annual Meeting") of Dendrite International, Inc. (the "Company") will be held at the Company's headquarters, 1200 Mount Kemble Avenue, Morristown, New Jersey 07960-6797, on Tuesday, May 20, 1997 at 10:00 a.m. (local time) for the following purposes:

    1. To elect four directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

    2. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997;

    3. To approve the Company's 1997 Employee Stock Purchase Plan; and

    4. To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those shareholders who will be entitled to notice of, and to vote at, the meeting and at any adjournment thereof is April 4, 1997. The stock transfer books will not be closed between the record date and the date of the meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

  Whether or not you plan to attend the meeting, please complete, date, sign, and return the enclosed proxy promptly in the accompanying reply envelope. Your proxy may be revoked at any time prior to the voting of the proxy at the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ Christopher J. French
                                          Christopher J. French
                                          Secretary

Morristown, New Jersey
April 23, 1997

                         DENDRITE INTERNATIONAL, INC.

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS

  These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Dendrite International, Inc. a New Jersey corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m. (local time) on May 20, 1997, at the Company's headquarters, 1200 Mount Kemble Avenue, Morristown, New Jersey 07960-6797, and at any adjournment or postponement of the Annual Meeting. These proxy materials are being first mailed to shareholders on or about April 25, 1997.

                              PURPOSE OF MEETING

  The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

                        VOTING RIGHTS AND SOLICITATION

VOTING

  The Company's Common Stock, no par value (the "Common Stock"), is the only type of security entitled to vote at the Annual Meeting. On April 4, 1997, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were 11,261,131 shares of Common Stock outstanding. Each shareholder of record on April 4, 1997, is entitled to one vote for each share of Common Stock held by such shareholder.

  The presence in person or by proxy of the holders, as of the record date, of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. In the election of directors, the four candidates receiving the highest number of affirmative votes will be elected. The Board wishes to receive a majority of the votes cast at the Annual Meeting for Proposal 2, while Proposal 3 requires for approval the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted for a vote of the shareholders. The New York Stock Exchange, whose rules effectively govern the voting by any brokerage firm holding Common Stock registered in the name of its nominee on behalf of a beneficial owner, has informed the Company that Proposals 1, 2 and 3 are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the date of the Annual Meeting. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"), the shares of Common Stock subject to such broker non-votes will be treated in the same manner as abstentions.

  All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

PROXIES

  The persons named as proxies are John E. Bailye, Charles C. Warczakowski and Christopher J. French. Mr. Bailye is a director and officer of the Company and Messrs. Warczakowski and French are officers of the Company. Whether or not you are able to attend the Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the nominees of the Board of Directors (Proposal 1), FOR Proposals 2 and 3, and, as to other matters that may properly come before the Annual Meeting, in the discretion of the proxy holders. You may revoke or change your proxy at any time before the voting of the proxy at the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and filing a written notice of revocation with the secretary of the Annual Meeting prior to the voting at the Annual Meeting or by voting the shares subject to the proxy by written ballot.

EXPENSES OF SOLICITATION

  The Company will bear the entire cost of solicitation, including the presentation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees, or agents of the Company. No additional compensation is anticipated to be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

GENERAL

  The Company's Board of Directors is elected annually by the holders of the Common Stock and is currently comprised of four (4) members (the "Directors"). Each Director holds office until the next Annual Meeting of Shareholders and until his successor is elected and qualified or until his earlier resignation or removal. The names of the nominees for Director, each of whom is presently a Director, and their positions and offices with the Company are set forth in the table below. Mr. G. Robert Marcus, who was a Director during 1996, resigned from the Company's Board of Directors on October 31, 1996.

  The proxy holders intend to vote all valid proxies received by them for the nominees listed below unless otherwise instructed. In the event any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a Director. The four (4) nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected Directors.

Nominees for Election at the 1997 Annual Meeting:

                                                POSITIONS AND OFFICES HELD
     NOMINEES                           AGE          WITH THE COMPANY
     --------                           ---     --------------------------
John E. Bailye.........................  43 President, Chief Executive Officer,
                                            Director, and Chairman of the Board
Bernard M. Goldsmith...................  53 Director
Paul A. Margolis.......................  43 Director
John H. Martinson......................  49 Director

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED HEREIN.

BUSINESS EXPERIENCE OF NOMINEES

  The following describes the current and past five years business experience and certain directorships of each nominee for Director. This information was furnished to the Company by the respective nominees.

  MR. JOHN E. BAILYE has served as the Company's President, Chief Executive Officer and Director since its incorporation in March 1987 and, since October 1991, as Chairman of the Board. Prior to that, from February 1976 Mr. Bailye served as a market researcher at Foresearch Pty., Limited ("Foresearch"), a consulting company to the pharmaceutical industry in Australia. In 1976, Mr. Bailye acquired Foresearch and served as Managing Director of Foresearch, which he sold in 1986. Mr. Bailye has a Bachelor of Commerce degree in Finance, Marketing, and Business from the University of New South Wales.

  MR. BERNARD M. GOLDSMITH has served as a Director of the Company since May 1996. In 1986, he founded The Updata Group, Inc., an investment banking firm focused on mergers and acquisitions in the information technology industry, where he currently serves as Managing Director. Mr. Goldsmith also founded Updata Software Company, where he served as Chief Executive Officer from 1986 to 1988 and CGA Computer, Inc., where he served as Chairman and Chief Executive Officer from 1968 to 1986. Mr. Goldsmith is also a director of Compuware Corporation and several private companies.

  MR. JOHN H. MARTINSON has served as a Director of the Company since October 1991. In 1986, he founded the Edison Venture Fund where he currently serves as Managing Partner. Mr. Martinson is also a director of Nobel Education Dynamics, Inc., and ten privately held companies. He is Chairman of the New Jersey Technology Council and a Director of the National Venture Capital Association. Mr. Martinson holds a B.S. in Aeronautics from the United States Air Force Academy, an M.S. in Astronautics from Purdue University and an M.B.A. from Southern Illinois University.

  MR. PAUL A. MARGOLIS has served as a Director of the Company since July 1993. Mr. Margolis is President of Longworth Management Company, Inc., his personal investment management company. Mr. Margolis is also Chairman of the Board of Marcam Corporation, an applications software and services company for manufacturers which he co-founded in 1980, and the Open Applications Group, Inc., a non-profit software industry organization, and a director of Obtech, LLC. He previously worked as an independent business consultant and, prior to that, as Manufacturing Manager for Keltron Corporation. Mr. Margolis holds a B.A. degree from Brown University and an M.B.A. from Harvard Business School.

BOARD COMMITTEES AND MEETINGS

  During the fiscal year ended December 31, 1996, the Board of Directors held five meetings. During this period, each of the Directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board on which each such Director served.

  The Company has five standing Committees: the Audit Committee, the Compensation Committee, the Stock Plan Committee, the Stock Option Committee and the Employee Plan Committee.

  The Audit Committee (currently composed of Mr. Martinson and Mr. Margolis) reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent public accountants. During the fiscal year ended December 31, 1996, the Audit Committee held one meeting.

  The Compensation Committee (currently composed of Mr. Martinson and Mr. Goldsmith) makes general policy decisions relating to compensation and benefits for the Company's employees and directors. During the fiscal year ended December 31, 1996, the Compensation Committee held two meetings. At both of such meetings, the Compensation Committee consisted of Mr. Martinson and Mr. G. Robert Marcus, a former director of the Company. Mr. Marcus resigned from the Board of Directors on October 31, 1996.

  The Stock Plan Committee (currently composed of Mr. Bailye, Mr. Martinson, and Mr. Goldsmith) administers the Company's 1992 Stock Plan (the "Stock Plan"). During the fiscal year ended December 31, 1996, the Stock Plan Committee did not meet as a separate committee, but matters relating to the 1992 Stock Plan were discussed at four of the five Board of Directors' meetings held in 1996 (with the non-member Directors not participating). At its first meeting in 1996, the Stock Plan Committee consisted of Mr. Bailye, Mr. Martinson and Ofer Nemirovsky, a former director of the Company who declined to stand for reelection at the Company's 1996 Annual Meeting. For the remainder of the Stock Plan Committee's meetings in 1996, such committee consisted of Mr. Bailye and Mr. Martinson.

  The Stock Option Committee (currently composed of Mr. Bailye, Mr. Goldsmith, Mr. Margolis and Mr. Martinson) administers the Company's 1992 Senior Management Incentive Stock Option Plan (the "ISO Plan"). During the fiscal year ended December 31, 1996, the Stock Option Committee did not meet.

  The Employee Plan Committee (currently composed of Mr. Goldsmith, Mr. Margolis and Mr. Martinson) administers the Employee Plan (as defined below). During the fiscal year ended December 31, 1996, the Employee Plan Committee did not meet.

DIRECTOR COMPENSATION

  Directors receive no cash compensation for services provided as a Director and received no such cash compensation in the 1996 fiscal year. In May 1996 at the time he was first elected to the Board of Directors, Mr. Goldsmith was granted options to purchase 8,000 shares of Common Stock. Directors do receive reimbursement for reasonable expenses incurred traveling to and from Board meetings.

CERTAIN TRANSACTIONS

  From October 1992 through April 1995, the Company used a five-passenger Beechcraft Baron airplane leased from Kookaburra Air, LLC and its predecessor, Kookaburra Air Charters, Inc. (collectively "Kookaburra"), and, in addition, since October 1994, a seven-passenger Beechcraft King Air airplane has also been leased from Kookaburra. John E. Bailye, the President and Chief Executive Officer of the Company, and his spouse are the sole members of Kookaburra, as they were the sole stockholders of the corporate predecessor. In April 1996, Kookaburra sold the Beechcraft Baron. The Baron and the King Air leases were on an hourly basis. The Company paid fees to Kookaburra of approximately $86,430 for the fiscal year ended December 31, 1996. The Company was responsible for all direct costs connected with the operation of the aircraft, including hiring a licensed pilot. These arrangements were approved by the Board of Directors of the Company. Each of the airplanes has been used pursuant to a written policy adopted by the Board of Directors of the Company. The Company believes that the terms, including price, of the aircraft leases with Kookaburra were no less favorable than those available for comparable leases for comparable aircraft from unaffiliated third parties. The King Air lease was terminated on December 31, 1996. In the future, to the extent the Company wishes to lease an aircraft, it presently intends to lease such aircraft from a third party aircraft leasing company not affiliated with Mr. Bailye, which company may lease to the Company the King Air aircraft. Any such lease will be on terms no less favorable to the Company than such leasing company offers to its other customers.

  During the fiscal year ended December 31, 1996, one of the Company's outside legal counsel was Norris, McLaughlin & Marcus, P.A. of Somerville, New Jersey.
G. Robert Marcus, Esq., the Chairman of that firm's Management Committee was a Director until October 31, 1996. The Company paid Norris, McLaughlin & Marcus, P.A., approximately $189,076 for the fiscal year ended December 31, 1996 for legal fees and reimbursement of expenses incurred in furnishing legal services. In addition, Norris, McLaughlin & Marcus, P.A. served without fee during such year as the escrow agent for the source code for certain of the Company's software products in connection with a software license agreement with Pfizer Inc.

  As of January 1, 1994, the Company entered into an Indemnification Agreement with Paul A. Margolis providing that, with certain exceptions, the Company would hold harmless and indemnify Mr. Margolis in connection with his directorship to the extent permitted under the New Jersey Business Corporation Act. More specifically, the Indemnification Agreement provides that the Company is obligated to indemnify Mr. Margolis against all reasonable costs, expenses (including attorneys' fees), fines, judgments, and settlement amounts that Mr. Margolis may incur in connection with any actual or threatened action, suit, or proceeding (whether civil, criminal, investigative or administrative) to which Mr. Margolis is, or may be, a party by reason of his position as Director or as a director, officer, employee, or agent of any other company to which Mr. Margolis provides services at the request of the Company.

  John E. Bailye and G. Robert Marcus are parties to a registration rights agreement with the Company under which each has certain rights with respect to the registration under the Securities Act of 1933 for resale to the public of certain of the shares of Common Stock which are owned by each of them. Certain other stockholders of the Company that are affiliated with John H. Martinson are also parties to that agreement.

  Since January 1, 1997, The Updata Group, Inc., an investment banking firm in which Bernard Goldsmith serves as a Managing Director ("Updata"), has provided advice to the Company with respect to certain investment banking issues. The Company has not yet retained Updata as one of its financial advisors, although it may do so in the future.

OTHER EXECUTIVE OFFICERS

  Each executive officer serves at the discretion of the Board of Directors, except for Mr. Bailye.

  MR. R. BRUCE SAVAGE has served as the Company's Executive Vice President and Chief Operating Officer since September 1994. From June 1993 until September 1994, Mr. Savage was Vice President, Europe/Asia and from September 1988 to June 1993 he was Vice President, Europe. He served as General Manager for Dendrite New Zealand from 1986 to 1987, and served as the General Manager of Dendrite Australia and Dendrite New Zealand from 1987 until September 1988. Prior to joining the Company, Mr. Savage spent 15 years in the pharmaceutical industry working for Ciba Geigy (NZ) Limited as Manager of Sales and Marketing.

  MS. TERESA F. WINSLOW has served as the Company's Senior Vice President for the Pfizer Pharmaceutical Global Account Group since September 1996, the Company's Vice President, Sales and Business Development from September 1994 to September 1996, the Company's Executive Director, International Sales from August 1993 to September 1994 and the Company's Director of Marketing and Sales for Dendrite Americas from October 1991 to August 1993, where she was responsible for business development of the United States and Canadian sales regions. Prior to joining the Company, Ms. Winslow served in various positions at Schering Laboratories, a division of Schering-Plough Corporation from 1983 to 1991, ranging from Sales Representative to National Sales Director. Ms. Winslow is a registered Pharmacist. She graduated with a B.S. in Pharmacy from the Philadelphia College of Pharmacy and Science.

  MR. JEAN LAHAIE has served as the Company's Vice President, Product Development since April 1996. Mr. LaHaie has served from October 1993 to April 1996 as the Company's Executive Director, Corporate Technical Services; from February 1993 to October 1993, as the Company's Director of Operations, Corporate Technical Services; from April 1992 to February 1993, as the Company's Group Business Director; from July 1991 to April 1992, as the Company's Business Director for a Dendrite service group; and from July 1990 to July 1991, as Project Manager for a Dendrite service group. Prior to joining the Company in July 1990, Mr. LaHaie spent nine years at American Cyanamid Corporation in positions ranging from Industrial Engineering Manager to International Business Manager for the Middle East and the Far East. Mr. LaHaie is a graduate of Montreal University Polytechnic Institute and of McGill Graduate School of Business.

  MR. CHARLES C. WARCZAKOWSKI has served as the Company's Vice President, Finance since April 1996, as Treasurer of the Company since January 1992 and as Assistant Secretary of the Company since July 1996. Mr. Warczakowski served as the Company's Controller from 1988 to March 1996 and as the Company's Secretary from January 1992 to July 1996. Prior to joining the Company, Mr. Warczakowski served as a Senior Operations Auditor and Administrator of Financial Analysis along with several Controller positions for Gulf & Western Industries Inc. during a twelve year period. Mr. Warczakowski holds a B.A. in Accounting from Fairleigh Dickinson University.

  MR. CHRISTOPHER J. FRENCH has served as the Company's Vice President, General Counsel since January 1996 and as the Company's Secretary since July 1996. Prior to joining the Company, Mr. French was an associate at the law firm of Skadden, Arps, Slate, Meagher & Flom from 1987 to 1996.

                            OWNERSHIP OF SECURITIES

  The following table sets forth certain information regarding beneficial ownership of the Common Stock as of March 14, 1997 by (i) each person who is known by the Company to own beneficially more than five percent of the Common Stock, (ii) each of the Directors, nominees for Director and Named Officers (as defined below under "Executive Compensation") and (iii) all current Directors and executive officers as a group. Unless indicated otherwise, the address of each of these persons is c/o Dendrite International, Inc., 1200 Mount Kemble Avenue, Morristown, New Jersey 07960-6797.

NAME AND ADDRESS OF BENEFICIAL OWNER                     NUMBER(1)(2) PERCENTAGE
------------------------------------                     ------------ ----------
Entities Managed by
 Edison Partners II, L.P. (3)...........................    975,127       8.7
 997 Lenox Drive #3
 Lawrenceville, NJ 08648
John E. Bailye (4)......................................  2,192,311      19.6
John H. Martinson (3)...................................    975,127       8.7
Bernard M. Goldsmith (5)................................      8,000         *
Paul A. Margolis........................................     37,500         *
R. Bruce Savage (6).....................................    120,000       1.1
Teresa F. Winslow (7)...................................     17,250         *
Jean LaHaie (8).........................................     10,500         *
Christopher J. French (9)...............................      2,750         *
Charles C. Warczakowski (10)............................     42,652         *
All Directors and current executive officers
 (10 persons)(3)(4)(5)(6)(7)(8)(9)(10)..................  3,406,090      30.1

--------
 * Less than 1% of the outstanding shares of Common Stock.
(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.
(2) Common Stock subject to options currently exercisable or exercisable on or prior to 60 days after the date as of which information is presented are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.
(3) Represents 817,863 shares owned by Edison Venture Fund II, L.P. and 157,264 shares owned by Edison Venture Fund II-Pa, L.P. The sole General Partner of Edison Venture Fund II, L.P. and Edison Venture Fund II-Pa, L.P. is Edison Partners II, L.P. Mr. Martinson is the Managing General Partner of Edison Partners II, L.P. and therefore may be deemed to be the beneficial owner of shares held by Edison Venture Fund II, L.P. and Edison Venture Fund II-Pa, L.P. Mr. Martinson disclaims beneficial ownership of the shares held by Edison Venture Fund II, L.P. and Edison Venture Fund II-Pa, L.P. except to the extent of his indirect interest therein.
(4) Includes 1,645,311 shares owned of record by Mr. Bailye, 523,000 shares owned of record by Carinya Holdings Company ("Carinya") and 24,000 shares owned of record by the Bailye Family Foundation (the "Foundation"). Carinya is a general partnership consisting of Mr. Bailye, Mr. Bailye's wife, and trusts for the benefit of each of their two minor children, the trustees of which are Mr. Bailye's parents and Mrs. Bailye's parents, respectively, as general partners. The partnership agreement provides that the voting power with respect to shares owned by the partnership resides with the majority vote of all partners other than Mr. Bailye. Mr. Bailye disclaims beneficial ownership of the shares owned of record by Carinya except to the extent of the two 10% partners' interests therein owned by Mr. Bailye and his spouse, respectively. The Foundation is a trust established exclusively to provide financial support for charitable organizations which are intended to be tax-exempt institutions under
    Section 501(c) (3) of the Internal Revenue Code of 1986, as amended. Mr. Bailye and his spouse constitute two of the three trustees of the Foundation.
(5) Represents options exercisable for 8,000 shares of Common Stock.

(6) Represents 40,000 shares owned of record by Mr. Savage, 12,500 shares owned of record by his spouse and options exercisable for 67,500 shares of Common Stock.
(7) Includes options exercisable for 16,000 shares of Common Stock.
(8) Represents options exercisable for 10,250 shares of Common Stock.
(9) Represents options exercisable for 2,750 shares of Common Stock.
(10) Represents 39,452 shares owned of record by Mr. Warczakowski, 700 shares held in an account for the benefit of his daughter for which he acts as trustee and options exercisable for 2,500 shares of Common Stock.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION COMMITTEE REPORT

  Compensation of executive officers of the Company is established by the full Board of Directors of the Company, based upon recommendations made to it by its Compensation Committee and, with respect to the Stock Plan and the ISO Plan, the Stock Plan Committee and the Stock Option Committee, respectively. The Compensation Committee is responsible for establishing the Company's general policy with regard to executive compensation, and is currently composed of two directors of the Company, Messrs. Martinson and Goldsmith, who are not employees of the Company.

 GENERAL POLICY

  The Compensation Committee's general policy regarding the form and level of executive compensation is to attract and retain the highest level of executive talent possible and to induce such executives to achieve both short-term objectives and long-term growth and profitability for the Company. Factors used in determining such compensation include competitive market considerations, the contribution of the individual to the present financial success of the Company, and the long term performance of the Company. The Compensation Committee, does not, however, rely upon objective factors to make compensation decisions, but instead reaches its determination based upon a subjective review of the factors set forth above. To achieve these objectives, the Company's 1996 fiscal year executive compensation program consisted of the following elements: annual base salary, other annual compensation and benefits; annual cash bonus; and long-term compensation in the form of stock options.

 ANNUAL COMPONENT: BASE SALARY, OTHER COMPENSATION AND BONUS

  Each of the elements of executive compensation has a different purpose and basis. The base salary and other annual compensation and benefits paid in 1996 were made to compensate ongoing performance throughout the year. The base salary for each executive officer was based on factors, including, but not limited to, a comparison of compensation practices of other companies in the industry, personal performance, and performance of the Company. Benefits for all executive officers included group term life insurance premiums and the Company's matching portion of the executive's 401(k) plan contribution. The Compensation Committee's policy is to have annual compensation at the higher end of the range reported by the companies in its industry.

  From time to time, the Company may pay to one or more of its executives annual cash bonuses as an additional incentive and reward for his or her contribution in reaching and exceeding short-term Company objectives for revenues and profitability. These cash bonuses reflect the Compensation Committee's assessment, in consultation with the President and Chief Executive Officer, of that individual's achievement and the significance of that executive officer's contribution to the financial success of the Company during a particular fiscal year. For the 1996 fiscal year, no cash bonuses were paid to any executive other than Ms. Winslow.

 LONG-TERM COMPONENT: INCENTIVE STOCK OPTIONS

  The long-term component of executive compensation involves primarily the award of tax-qualified incentive stock options to align the interests of the executive with those of the shareholders. The amount of options awarded is intended to be set at a level sufficient to create a meaningful opportunity for stock ownership in executives other than Mr. Bailye, the Company's founding shareholder. To comply with Federal income tax requirements for incentive stock options, the options are granted with an exercise price equal to the fair market value per share of the Common Stock at the time of the grant. To induce the executives' long term employment commitment to the Company, the options become exerciseable in equal twenty-five (25) percent installments over a four-year vesting schedule, and expire if not exercised within ten years after the date of grant. Options under the Stock Plan were granted in 1996 to Mr. French in connection with his retention by the Company and to Ms. Winslow in connection with the closure by her of certain new business for the Company. All such options were granted as incentive stock options. Recipients of stock options under the Stock Plan and the ISO Plan are determined by the Stock Plan Committee and the Stock Option Plan Committee, respectively. No options were granted under the ISO Plan in 1996.

 PRESIDENT AND CHIEF EXECUTIVE OFFICER COMPENSATION

  The 1996 annual base salary for Mr. Bailye, the Chairman of the Board, President and Chief Executive Officer of the Company, was established pursuant to his Employment Agreement. The Compensation Committee may, in its discretion, determine to pay Mr. Bailye an annual cash bonus if the Company meets or exceeds its budgeted goals in a particular fiscal year. Mr. Bailye did not receive a cash bonus for the 1996 fiscal year. Because Mr. Bailye is the Company's largest shareholder, long-term compensation such as incentive stock options was not part of his compensation in 1996. Mr. Bailye does not participate in decisions of the Board relating to his own compensation.

 SECTION 162(M) OF THE INTERNAL REVENUE CODE

  At this time the Compensation Committee believes that, as a result of transitional rules and the levels of compensation paid, the Company is not affected by the $1 million limitation on deductions with respect to certain compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

                            COMPENSATION COMMITTEE*

                              Bernard Goldsmith**
                               John H. Martinson
--------
  * Except as to matters set forth in "Long-Term Component: Incentive Stock Options." Mr. G. Robert Marcus, a former Director, was a member of the Compensation Committee until October 31, 1996. Mr. Marcus resigned from the Compensation Committee and the Company's Board of Directors on October 31, 1996.
 ** Only as to matters discussed at meetings of the Compensation Committee held after December 31, 1996.

                             STOCK PLAN COMMITTEE*

                                John E. Bailye
                               John H. Martinson
--------
 * Only as to matters set forth in "Long-Term Component: Incentive Stock Options" relating to the Stock Plan. Mr. Ofer Nemirovsky, a former Director, was a member of the Stock Plan Committee at the Stock Plan Committee's initial meeting in 1996. Mr. Nemirovsky is no longer a member of the Stock Plan Committee or the Company's Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee and the Stock Plan Committee of the Company's Board of Directors are as named above in the Compensation Committee Report. No member of any such Committee was at any time during the 1996 fiscal year or at any other time an officer or employee of the Company other than John E. Bailye who is the Chairman of the Board, President and Chief Executive Officer of the Company.

  G. Robert Marcus was, during the fiscal year ended December 31, 1996, a member and the Chairman of the Management Committee of the law firm of Norris, McLaughlin & Marcus, P.A. The firm provided legal services to the Company during the fiscal year ended December 31, 1996. See "Certain Transactions."

  Kookaburra, an entity controlled by Mr. Bailye and his spouse, leased aircraft to the Company during the fiscal year ended December 31, 1996. See "Certain Transactions."

  Bernard Goldsmith is a Managing Director of Updata, an investment banking firm which may in the future provide fee-based financial advisory services to the Company. See "Certain Transactions."

  No executive officer of Dendrite International, Inc. served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Dendrite International, Inc. Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION

 SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table and accompanying footnotes provide certain summary information concerning the compensation earned by the Company's President and Chief Executive Officer and the next four most highly compensated executive officers for 1996 (the "Named Officers"), in each case for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 1994, 1995 and 1996.

                          SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                      ANNUAL COMPENSATION              AWARDS
                             --------------------------------------  SECURITIES
                                                     OTHER ANNUAL    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR  SALARY   BONUS   COMPENSATION(1)  OPTIONS(#)  COMPENSATION(2)
---------------------------  ---- -------- -------- --------------- ------------ ---------------
John E. Bailye...........    1996 $425,012 $      0     $     0             0        $13,952
 President and Chief         1995  277,342  120,000      76,012             0          9,324
 Executive Officer           1994  259,587   77,000      69,516             0          7,346
R. Bruce Savage..........    1996  282,756        0           0             0          5,898
 Executive Vice President
  and                        1995  264,900   65,000           0             0          5,768
 Chief Operating Officer     1994  217,815   57,000           0       100,000          5,704
Teresa F. Winslow........    1996  172,500   53,400           0        20,000          4,985
 Senior Vice President       1995  153,993   40,000           0         4,000          4,449
                             1994  132,912   82,000           0        25,000          3,458
Jean LaHaie..............    1996  180,000        0           0             0          5,022
 Vice President,             1995  155,000   30,000           0        10,000          4,408
 Product Development         1994  132,499   23,000           0        10,000          4,066
Christopher J. French....    1996  184,750        0           0        11,000            175
 Vice President,             1995        0        0           0             0              0
 General Counsel and Sec-
  retary                     1994        0        0           0             0              0

--------
(1) Other annual compensation includes, in the case of Mr. Bailye, a housing allowance of $50,856, $55,608 and $0 and an automobile allowance of $18,660, $20,404 and $0, in each case, in the years ended December 31, 1994, 1995 and 1996, respectively, pursuant to the Bailye Employment Agreement (as defined below). In 1996, Mr. Bailye's housing and automobile allowances were included as part of his base salary.

(2) All other compensation in 1996 includes Group Term Life Insurance premiums of $652, $1,148, $235, $272 and $175, the Company's matching portion of the employee's 401(k) contributions of $4,750, $4,750, $4,750, $4,750 and
    $0, and life insurance premium payments of $8,550, $0, $0, $0 and $0 for Mr. Bailye, Mr. Savage, Ms. Winslow, Mr. LaHaie and Mr. French, respectively. All other compensation in 1995 includes Group Term Life Insurance premiums of $569, $1,148, $204, $163, and $0, the Company's matching portion of the employee's 401(k) contributions of $4,620, $4,620, $4,245, $4,245 and $0, and life insurance premium payments of $4,135, $0, $0, $0 and $0 for Mr. Bailye, Mr. Savage, Ms. Winslow, Mr. LaHaie and Mr. French, respectively. All other compensation in 1994 includes Group Term Life Insurance premiums of $316, $1,084, $102, $106, and $0, the Company's matching portion of the employee's 401(k) contributions of $4,620, $4,620, $3,798, $3,900 and $0, and life insurance premium payments of $2,410, $0, $0, $0 and $0 for Mr. Bailye, Mr. Savage, Ms. Winslow, Mr. LaHaie and Mr. French, respectively.

 OPTION GRANTS IN LAST FISCAL YEAR

  The following table contains information concerning the stock option grants made under the Stock Plan to each of the Named Officers for the fiscal year ended December 31, 1996. No stock appreciation rights were granted, or stock option grants made under the ISO Plan, to these individuals during such year.

                                                                         POTENTIAL REALIZABLE
                                                                           VALUE OF ASSUMED
                                     PERCENTAGE                                 ANNUAL
                         NUMBER OF    OF TOTAL                              RATES OF STOCK
                         SECURITIES   OPTIONS                             PRICE APPRECIATION
                         UNDERLYING  GRANTED TO  EXERCISE OR              FOR OPTION TERM(2)
                          OPTIONS   EMPLOYEES IN  BASE PRICE  EXPIRATION ---------------------
        NAME              GRANTED   FISCAL YEAR  PER SHARE(1)    DATE       5%         10%
        ----             ---------- ------------ ------------ ---------- --------- -----------
John E. Bailye..........        0         0         $   0          N/A   $       0 $         0
R. Bruce Savage.........        0         0             0          N/A           0           0
Teresa F. Winslow.......   20,000       9.3         31.50       5/2006     396,207   1,004,031
Jean LaHaie.............        0         0             0          N/A           0           0
Christopher J. French...   11,000       5.1         16.31       1/2006     112,831     285,926

--------
(1) All options were granted under the Stock Plan at fair market value on the date of grant as determined by the Stock Plan Committee.
(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are prescribed by rules of the Securities and Exchange Commission and are calculated on the basis of the fair market value of the underlying securities on the date of grant as determined by the Stock Plan Committee. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level.

  Each of the options shall become exercisable and vested based upon a four-year vesting schedule with 25% of each option grant vesting on the first four anniversaries of the date of grant, and the underlying shares are subject to cancellation by the Company, to the extent unvested, should the optionee cease employment. The Stock Plan Committee has the discretion to accelerate the date of exercisability of any portion of any option granted under the Stock Plan. Each option has a maximum term of ten years.

 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

  The following table sets forth, for each of the Named Officers, information concerning option exercises and option holdings for the fiscal year ended December 31, 1996. No stock appreciation rights were exercised during such year or were outstanding at the end of that year.

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                          OPTIONS AT FISCAL      IN-THE-MONEY OPTIONS AT
                                              VALUE         YEAR END (#)         FISCAL YEAR END ($) (1)
                         SHARES ACQUIRED ON REALIZED  ------------------------- -------------------------
          NAME              EXERCISE (#)       ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ------------------ --------- ----------- ------------- ----------- -------------
John E. Bailye..........            0               0        0            0             0            0
R. Bruce Savage.........       60,000       1,057,500   67,500       52,500       391,875      283,125
Teresa F. Winslow.......        6,250          97,969   13,250       35,500        67,500       67,500
Jean LaHaie.............        9,500         181,031    8,000       13,750        50,888       35,563
Christopher J. French...            0               0        0       11,000             0            0

--------
(1) Calculated on the basis of the closing price of the Common Stock at December 31, 1996 of $8.25 per share, less the per share exercise price.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

 EMPLOYMENT AGREEMENT WITH JOHN E. BAILYE

  The Company has entered into an Employment Agreement with John E. Bailye (as amended, the "Bailye Employment Agreement"), which names Mr. Bailye as the President and Chief Executive Officer of the Company. Pursuant to the Bailye Employment Agreement, Mr. Bailye's annual base salary is $425,000 per year (for 1996), to be increased each year in accordance with the increase in the consumer price index (All-items portion, for Urban Consumers (CPI-U), as published by the U.S. Bureau of Labor Statistics).

  At a minimum of once every two years (but in no event more than once every year) the Compensation Committee will review Mr. Bailye's annual base salary in the light of the performance of the Company and evaluate whether it should consider any adjustment in Mr. Bailye's annual base salary in addition to any CPI adjustment to which he may be entitled. In addition to his base salary, the Compensation Committee, in its discretion, shall pay Mr. Bailye a bonus not to exceed $200,000 for the year. Under his agreement, Mr. Bailye is entitled to the fringe benefits generally made available to employees of the Company from time to time and shall be entitled to four weeks annual vacation, which may be carried forward from year to year, provided that any accumulated vacation in excess of eight weeks shall be forfeited.

  The Bailye Employment Agreement has a term of five years and automatically continues for successive one-year terms unless, three months prior to the conclusion of the initial five-year term or any extension thereof, either party gives written notice that the contract will not be extended. Notwithstanding its stated term, the Board of Directors of the Company may terminate the Bailye Employment Agreement for (i) gross misconduct on Mr. Bailye's part with respect to his duties under the agreement, or (ii) a final conviction of Mr. Bailye by a court of competent jurisdiction of an indictable offense which relates to his duties under the Bailye Employment Agreement or is likely to have a material adverse effect on the business of the Company. The Bailye Employment Agreement shall terminate automatically in the event of the death or disability of Mr. Bailye. In the event that the Company terminates Mr. Bailye's employment for any reason other than "cause", the Company shall pay Mr. Bailye a severance payment in twelve equal monthly installments in an amount similar to that which would be appropriate to Mr. Bailye's position with the Company, as determined by the Compensation Committee in its sole discretion.

  During the period of his employment with the Company and for a period of two years following any voluntary termination by him, Mr. Bailye is prohibited, whether directly or indirectly, in any U.S. state or foreign country where the Company is doing business at the time of Mr. Bailye's termination, from (i) engaging in any venture or activity in competition with the business of the Company or its affiliates, or any business that the Company may establish that it will likely conduct within one year of Mr. Bailye's departure; (ii) soliciting any customers of the Company or its affiliates who were customers within one year of Mr. Bailye's departure or soliciting, whether directly or indirectly, such customers to reduce their business with the Company or its affiliates; or
(iii) inducing or attempting to influence any employee of the Company or its affiliates employed on the effective date of Mr. Bailye's termination, or within six months prior to such termination, to terminate his or her employment with the Company.

  In the event that the Company terminates Mr. Bailye's employment for any reason whatsoever, the Company may elect to extend the term of Mr. Bailye's covenant against competition for a period of up to three years by giving written notice to Mr. Bailye no later than 30 days following the termination of his employment. The Company has the option to terminate any such extension of Mr. Bailye's covenant against competition by giving written notice of such election to terminate the extension at least six months in advance of the effective date of termination. If the Company elects to extend Mr. Bailye's covenant against competition, it must pay him one twelfth of the total severance obligation of the Company to him for each month the covenant is extended, not including any period for which the covenant is terminated prior to its expiration date pursuant to the Company's option to extend such covenant. Any breach of the covenants against competition by Mr. Bailye enables the Company to obtain injunctive relief as may be determined by a court of competent jurisdiction.

  The Bailye Employment Agreement may not be assigned by either party other than by the Company in connection with a merger or sale of all or substantially all of its assets and is enforceable in accordance with the laws of the State of New Jersey.

 OTHER EMPLOYMENT AGREEMENTS

  The Company has entered into employment agreements (each, an "Employment Agreement") with each of Christopher J. French, Jean LaHaie, R. Bruce Savage, Charles C. Warczakowski and Teresa F. Winslow. The Company employs such persons as at-will employees, and each Employment Agreement may be terminated at any time for any reason by the Company or by the employee.

  Ms. Winslow's Employment Agreement provides for an initial starting salary of $110,000 to be reviewed at least annually and to be adjusted based on performance. Mr. French's Employment Agreement provides for an initial starting salary of $195,000. None of the other three Employment Agreements specifies a starting salary. Each Employment Agreement provides for annual vacation and such fringe benefits as are generally made available to employees of the Company.

  Each Employment Agreement restricts the respective employee from disclosing any confidential information of the Company, or any confidential information of the Company's clients, customers or suppliers to any person without the prior written consent of the Company or the client, customer or supplier, as the case may be. Each Employment Agreement, other than Mr. French's, also provides that for a period of three years following termination of employment, with or without cause, each employee is prohibited from (i) rendering services in competition with the Company anywhere in the United States or in any area in which the Company plans to perform services within one year after the employee's termination; (ii) soliciting any customers or potential customers of the Company with whom the employee had contact while employed or who was a customer of the Company at any time during the two years immediately before the employee's termination; (iii) requesting that any of the Company's customers or suppliers discontinue doing business with the Company; (iv) knowingly taking any action that would disparage the Company or be to its disadvantage; or (v) attempting to solicit any employee or contractor of the Company to terminate employment with the Company. In consideration for such noncompetition covenant, the Company has agreed to pay each such employee one year's base salary at the Company's discretion, to be paid in equal monthly installments over two years, except that such payments shall be discontinued if such person becomes employed during such period. Mr. French's Employment Agreement is substantially similar to the other Employment Agreements, except that (1) the term of his noncompetition covenant is one year, not three, (2) the scope of his noncompetition covenant is limited to certain specified competitors of the Company and (3) he is not entitled to the contractual severance payments described in the immediately preceding sentence.

  The six Employment Agreements are not assignable by either party, except that the Company may assign its rights to any affiliated or successor entity. The Employment Agreements are enforceable in accordance with the laws of the State of New Jersey.

                        COMMON STOCK PERFORMANCE GRAPH

  The graph depicted below shows the Company's stock price as an index assuming $100 invested on June 30, 1995, the first day of public trading in the Common Stock along with the composite prices of companies listed in the NASDAQ Stock Market-US Index and the Hambrecht & Quist Technology Index.



                                                             Cumulative Total Return
                                             -----------------------------------------------------------
                                             6/95     9/95     12/95     3/96     6/96     9/96     12/96
Dendrite Intl Inc.               DRTE        100       95      112       136      214      188       51
NASDAQ STOCK MARKET--US          INAS        100      112      113       119      128      133      140
HAMBRECHT & QUIST TECHNOLOGY     IHQT        100      114      111       113      119      126      133


  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act") that might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Common Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.
--------
Notes
(1) The Company's fiscal year ended on December 31, 1996.
(2) No cash dividends have been declared on the Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

                                PROPOSAL NO. 2

                RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board is asking the shareholders of the Company to ratify its appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997. The Board wishes to receive the majority of the votes cast at the Annual Meeting to ratify the selection of Arthur Andersen LLP.

  In the event the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection, but may elect to retain Arthur Andersen LLP nevertheless. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its shareholders' best interests.

  Arthur Andersen LLP has audited the Company's financial statements annually since fiscal year 1993. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                                PROPOSAL NO. 3

               ADOPTION OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN

  On January 16, 1997, the Board of Directors unanimously approved, subject to shareholder approval at the Annual Meeting, the Dendrite International, Inc. 1997 Employee Stock Purchase Plan (the "Employee Plan"). The Employee Plan is designed to encourage employees to increase their ownership interest in the Company and to motivate them to exert their maximum efforts toward the success of the Company. If approved by shareholders, the Employee Plan will provide to employees of the Company and its subsidiaries the opportunity to invest from one percent (1%) to ten percent (10%) of their annual salary to purchase shares of the Common Stock through the exercise of stock options granted by the Company at a purchase price equal to the lesser of (1) 85% of the fair market value of the Common Stock at the beginning of a fiscal quarter and (2) 85% of the fair market value of the Common Stock at the end of a fiscal quarter. All full-time employees of the Company or its subsidiaries will be eligible for participation in the Employee Plan. Accordingly, approximately 565 employees will initially be eligible.

SHARES RESERVED UNDER THE EMPLOYEE PLAN

  The number of shares of Common Stock which may be purchased under the Employee Plan is 150,000, subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding Common Stock. The shares usable under the Employee Plan are authorized but previously unissued shares of Common Stock.

MATERIAL FEATURES OF THE EMPLOYEE PLAN

  The following description of the material features of the Employee Plan is qualified in its entirety by reference to the full text of the Employee Plan, which is attached as Exhibit A to this Proxy Statement.

  The Employee Plan is administered by a committee designated by the Board of Directors (the "Employee Plan Committee") and comprised of at least three directors, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 of the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code. Currently, Messrs. Goldsmith, Margolis and Martinson serve on the Employee Plan Committee.

  Employees eligible to participate in the Employee Plan consist of all employees of the Company and participating subsidiaries other than those who regularly work twenty hours per week or less, work five months per year or less or who own five percent (5%) or more of the voting securities of the Company ("Participants"). Participants shall be granted stock options which permit them to purchase shares of the Common Stock under the Employee Plan. Participants shall designate a percentage of their pay ranging from one percent (1%) to a maximum of ten percent (10%) to be withheld on a regular basis in order to purchase shares of the Common Stock on a quarterly basis through the exercise of options granted under the Employee Plan ("Payroll Payments"). In order to be eligible to make Payroll Payments, enrollment and payroll deduction forms must be filed by specified dates. Once enrolled for Payroll Payments, a Participant will continue to be enrolled in subsequent months at the percentage of pay selected until the Participant either elects a different rate by filing appropriate forms or terminates these Payroll Payments.

  On a quarterly basis, the administrator of the Employee Plan will credit to the account of a Participant the number of whole and fractional shares of Common Stock derived by dividing the total amount of the Participant's Payroll Payments during the quarter by the lesser of (i) 85% of the fair market value of the Common Stock on the first business day of the quarter and (ii) 85% of the fair market value of the Common Stock on the last business day of the quarter. For purposes of the Employee Plan, the "fair market value" of the Common Stock on a particular day shall be the last reported sale price (on that date) on the NASDAQ National Market List.

  A Participant may withdraw Payroll Payments credited to the Participant's account under the Employee Plan if the amounts have not already been used to purchase Common Stock by giving at least fifteen days prior written notice. The cash balance will then be paid to the Participant and no further payroll deductions will be made from the Participant's pay until the Participant re-enrolls in the Employee Plan and elects such payroll deductions.

  Participants do not have the ability to assign or transfer their rights to purchase Common Stock under the Employee Plan.

  In the event that the outstanding shares of Common Stock have been increased, decreased, changed into or been exchanged for a different number of or kind of shares of Company securities through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, the Employee Plan Committee may make appropriate adjustments to the number and/or kind of shares which may be offered under the Employee Plan.

  The Board of Directors has the authority to terminate or amend the Employee Plan; provided that the Board of Directors may not make any change in any option granted thereunder which adversely affects the rights of any Participant or, without the approval of the shareholders of the Company, increase the maximum number of shares which may be issued under the Employee Plan.

TAX CONSEQUENCES OF THE EMPLOYEE PLAN

  The Employee Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

  In general, a Participant will not recognize ordinary compensation income upon the exercise of the option granted under the Employee Plan, provided that the Participant holds the Common Stock acquired upon exercise for at least one year from the date of exercise and two years from the date of grant (the "Holding Period"). Upon the subsequent disposition of the acquired Common Stock, the Participant will recognize ordinary compensation income in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock upon disposition over the exercise price thereof or (ii) the excess of the fair market value of the Common

Stock at the time of grant over the exercise price thereof. Any additional gain upon the sale of the acquired Common Stock will be long-term capital gain. The Company will not be entitled to a deduction for any income recognized by the Participant pursuant to either the exercise of options granted under the Employee Plan or the sale of the acquired Common Stock.

  If a Participant disposes of the Common Stock acquired upon exercise of the option prior to the end of the Holding Period, the Participant will recognize ordinary compensation income in the year of the disqualifying disposition in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise over the exercise price thereof. The Company will be entitled to an income tax deduction equal to the amount of the ordinary compensation income recognized by the Participant. Any additional gain (or loss) on the sale of the Common Stock by the Participant will be taxed as short-term or long-term capital gain (or loss), as the case may be.

  If the requirements of Section 423 of the Code are not satisfied upon the date of an option's exercise, the Participant will recognize ordinary compensation income equal to the difference between the fair market value of the Common Stock at exercise and the exercise price on the date of exercise. The Company will be entitled to an income tax deduction equal to the amount of the ordinary compensation income recognized by the Participant.

NEW PLAN BENEFITS UNDER THE EMPLOYEE PLAN

  Because participation in the Employee Plan will vary from employee to employee and levels of participation among Participants will also vary, it is not possible to determine the value of benefits which may be obtained by executive officers and other employees under the Employee Plan.

APPROVAL

  Approval of the Employee Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting. The Board of Directors believes that the approval of the Employee Plan is in the best interests of the Company because it will provide an incentive for the Company's employees to increase their ownership in the Company and will motivate them to improve their performance and hence enhance shareholder value.

  THE BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED THE EMPLOYEE PLAN AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE EMPLOYEE PLAN.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under Section 16(a) of the Exchange Act, the Company's directors, officers, and any person holding more than ten percent of the Common Stock are required to report initial ownership of the Common Stock and any subsequent changes in ownership to the Securities and Exchange Commission ("SEC"). Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file by these dates. Except as set forth below, based upon (i) the copies of the Section 16(a) reports that the Company received from such persons for their 1996 fiscal year transactions and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 1996 fiscal year, the Company believes that there has been compliance with all
Section 16(a) filing requirements applicable to such directors, officers, and ten percent beneficial owners.

  The Company is aware that John E. Bailye, the President and Chief Executive Officer of the Company, filed a Form 4 regarding one transaction on December 3, 1996. The Company believes that such Form 4 should have been filed with the SEC no later than November 10, 1996.

  The Company is aware that Bruce Savage, Executive Vice President and Chief Operating Officer of the Company, filed a Form 4 regarding one transaction on September 19, 1996. The Company believes that such Form 4 should have been filed with the SEC no later than September 10, 1996.

  The Company is aware that Charles C. Warczakowski, Vice President, Finance, Assistant Secretary and Treasurer of the Company, filed a Form 4 regarding two transactions on September 24, 1996. The Company believes that such Form 4 should have been filed with the SEC no later than September 10, 1996.

  The Company is aware that Teresa F. Winslow, Senior Vice President of the Company, filed a Form 4 with respect to five transactions on November 20, 1996. The Company believes that a Form 4 with respect to three of such transactions should have been filed with the SEC no later than September 10, 1996, and a Form 4 with respect to two of such transactions should have been filed with the SEC no later than October 10, 1996.

                 SHAREHOLDER PROPOSALS FOR 1998 PROXY STATEMENT

  Shareholder proposals that are intended to be presented at the 1998 Annual Meeting of Shareholders currently expected to be held on or about May 20, 1997 must be received by the Company at its principal executive offices no later than December 25, 1997 and must be in compliance with applicable SEC regulations in order to be included in the proxy statement and related proxy materials.

                                   FORM 10-K

  THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO DENDRITE INTERNATIONAL, INC., 1200 MOUNT KEMBLE AVENUE, MORRISTOWN, NEW JERSEY 07960-6797, ATTN: CHARLES WARCZAKOWSKI, ASSISTANT SECRETARY.

                                 OTHER MATTERS

  The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Christopher J. French
                                          Christopher J. French
                                          Secretary

                                                                      EXHIBIT A

                         DENDRITE INTERNATIONAL, INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN

  1. PURPOSE. The purpose of the Dendrite International, Inc. 1997 Employee Stock Purchase Plan (the "Plan") is to provide employees of Dendrite International, Inc. (the "Company") and its subsidiaries with an opportunity to acquire an interest in the Company through the purchase of Common Stock of the Company, no par value per share (the "Common Stock") with accumulated payroll deductions. The Company intends the Plan to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code.

  2. DEFINITIONS.

  a. "Authorization Form" shall mean a form supplied by and delivered to the Company by a Participant authorizing payroll deductions as set forth in
Section 5 hereof and such other terms and conditions as the Company from time to time may determine.

  b. "Board" shall mean the Board of Directors of the Company.

  c. "Committee" shall mean a committee of at least three members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein and who are "non-employee directors" within the meaning of Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act").

  d. "Compensation" shall mean the base salary or wage payable by the Company to an Employee, including an Employee's portion of salary deferral contributions pursuant to Section 401(k) of the Code and any amount excludable pursuant to Section 125 of the Code, but excluding any bonus, fee, overtime pay, severance pay, or other special emolument or any credit or benefit under any employee plan maintained by the Company.

  e. "Designated Subsidiaries" shall mean all Subsidiaries unless designated to the contrary by the Board from time to time, in its sole discretion, as not eligible to participate in the Plan.

  f. "Eligible Employee" shall mean any Employee of the Company or a Subsidiary excluding:

    (1) any Employee who customarily is employed for twenty (20) hours per week or less;

    (2) any Employee who customarily is employed for not more than five (5) months in a calendar year; or

    (3) any Employee who would own (immediately after the grant of an option under the Plan and applying the rules of Section 424(d) of the Code in determining stock ownership) shares, and/or hold outstanding options to purchase shares, possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company.

  g. "Employee" shall mean any person, including an officer, who is regularly employed by the Company or one of its Designated Subsidiaries.

  h. "Exercise Date" shall mean the last business day of each Offering Period in which payroll deductions are made under the Plan.

  i. "Fair Market Value" per share as of a particular date shall mean the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List.

  j. "Offering Date" shall mean the first business day of each Offering Period of each Plan Year.

  k. "Offering Period" shall mean a period of time as determined from time to time by the Committee during the effectiveness of the Plan.

  l. "Participant" shall mean an Employee who participates in the Plan.

  m. "Plan Year" shall mean the period beginning on April 1, 1997 and ending on December 31, 1997 and each calendar year thereafter.

  n. "Subsidiary" shall mean any corporation, if any, having the relationship to the Company described in Section 424(f) of the Code.

  3. ELIGIBILITY AND PARTICIPATION.

  a. Any person who is an Eligible Employee on an Offering Date shall be eligible to become a Participant in the Plan beginning on that Offering Date and shall become a Participant as of that Offering Date by (i) completing an Authorization Form and filing it with the Company by the date required by the Company, (ii) properly completing enrollment over the telephone through the voice response system ("VRS") maintained by the Plan's administrator or (iii) speaking with a customer service representative of the Plan's administrator. Such authorization will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant.

  b. Any person who first becomes an Eligible Employee during an Offering Period shall be eligible to become a Participant in the Plan as of the first day of the Offering Date occurring after the date on which that person became an Eligible Employee and shall become a Participant as of such date by (i) completing an Authorization Form and filing it with the Company by the date required by the Company, (ii) properly completing enrollment over the telephone through the VRS maintained by the Plan's administrator or (iii) speaking with a customer service representative of the Plan's administrator. Such authorization will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant.

  c. A person shall cease to be a Participant upon the earliest to occur of:

    (1) the date the Participant ceases to be an Eligible Employee, for any reason;

    (2) the first day of the Offering Period beginning after the date on which the Participant ceases payroll deductions under the Plan; or

    (3) the date of a withdrawal from the Plan by the Participant.

  4. GRANT OF OPTION.

  a. On each Offering Date the Company shall grant each Eligible Employee an option to purchase shares of Common Stock, subject to the limitations set forth in Sections 3.b., 3.c. and 10 hereof.

  b. The option price per share of the Common Stock subject to an offering shall be the lesser of: (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) eighty- five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date.

  c. No Participant shall be granted an option which permits his rights to purchase Common Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 of the Fair Market Value of the Common Stock (determined at the time the option is granted) for each calendar year in which such stock option is outstanding at any time.


  5. PAYROLL DEDUCTIONS.

  a. A Participant may, in accordance with rules adopted by the Committee, submit an Authorization Form or, provide proper instructions via the Plan's 800 telephone number that authorize a payroll deduction of any whole percentage from one (1) percent to ten (10) percent of such Participant's Compensation on each pay period during the Offering Period. A Participant may increase or decrease such payroll deduction (including a cessation of payroll deductions) effective as of January 1, April 1, July 1 and October 1 of each Plan Year, provided the Employee files with the Company the Authorization Form requesting such change by the date required by the Company.

  b. All payroll deductions made by a Participant shall be credited to such Participant's account under the Plan. A Participant may not make any additional payments into such account.

  6. EXERCISE OF OPTION.

  a. Unless a Participant withdraws from the Plan as provided in Section 8 hereof, such Participant's election to purchase shares will be exercised automatically on the Exercise Date, and the maximum number of full and fractional shares subject to such option will be purchased for such Participant at the applicable option price with the accumulated payroll deductions and cash dividends (credited pursuant to Section 9 hereof) in such Participant's account. During a Participant's lifetime, his or her option to purchase shares hereunder is exercisable only by such Participant.

  b. The shares of Common Stock purchased upon exercise of an option hereunder shall be credited to the Participant's account under the Plan and shall be deemed to be transferred to the Participant on the Exercise Date and, except as otherwise provided herein, the Participant shall have all rights of a stockholder with respect to such shares.

  7. DELIVERY OF COMMON STOCK. As promptly as practicable after receipt by the Committee of a written request or, if applicable, request via the Plan's 800 telephone number for withdrawal of Common Stock from any Participant, the Company shall arrange the delivery to such Participant of a stock certificate representing the shares of Common Stock which the Participant requests to withdraw. Withdrawals may be made no more frequently than twice each Plan Year unless approved by the Committee in its sole discretion. Shares of Common Stock received upon stock dividends or stock splits shall be treated as having been purchased on the Exercise Date of the shares to which they relate.

  8. WITHDRAWAL; TERMINATION OF EMPLOYMENT.

  a. A Participant may withdraw all, but not less than all, the payroll deductions and cash dividends credited to such Participant's account (that have not been used to purchase shares of Common Stock) under the Plan at any time by giving written notice to the Company received at least 15 days prior to the Exercise Date. All such payroll deductions and cash dividends credited to such Participant's account will be paid to such Participant promptly after receipt of such Participant's notice of withdrawal and such Participant's option for the Offering Period in which the withdrawal occurs will be automatically terminated. No further payroll deductions for the purchase of shares of Common Stock will be made for such Participant during such Offering Period, and any additional cash dividends during the Offering Period will be distributed to the Participant.

  b. Upon termination of a Participant's status as an Employee during the Offering Period for any reason, including voluntary termination, retirement or death, the payroll deductions and cash dividends credited to such Participant's account that have not been used to purchase shares of Common Stock will be returned (and any future cash dividends will be distributed) to such Participant or, in the case of such Participant's death, his estate, and such Participant's option will be automatically terminated. A Participant's status as an Employee shall not be considered terminated in the case of a leave of absence agreed to in writing by the Company (including, but not limited to, military and sick leave), provided that such leave is for a period of not more than ninety (90) days or reemployment upon expiration of such leave is guaranteed by contract or statute.

  c. A Participant's withdrawal from an offering will not have any effect upon such Participant's eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

  9. DIVIDENDS.

  a. Cash dividends paid on Common Stock held in a Participant's account shall be credited to such Participant's account and used in addition to payroll deductions to purchase shares of Common Stock on the Exercise Date. Dividends paid in Common Stock or stock splits of the Common Stock shall be credited to the accounts of Participants. Dividends paid in property other than cash or Common Stock shall be distributed to Participants as soon as practicable.

  b. No interest shall accrue on or be payable with respect to the payroll deductions or credited cash dividends of a Participant in the Plan.

  10. STOCK.

  a. The maximum number of shares of Common Stock which shall be reserved for sale under the Plan shall be 150,000, subject to adjustment upon the occurrence of an event as provided in Section 14 hereof. If the total number of shares which would otherwise be subject to options granted pursuant to
Section 4.a. hereof on an Offering Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Committee shall give written notice to each Participant of such reduction of the number of option shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

  b. Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or, at the election of the Participant, in the name of the Participant and another person as joint tenants with rights of survivorship.

  11. ADMINISTRATION. The Plan shall be administered by the Committee, and the Committee may select an administrator to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. The Company will pay all expenses incurred in the administration of the Plan. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

  12. TRANSFERABILITY. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 8 hereof.

  13. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

  14. EFFECT OF CERTAIN CHANGES. In the event of any increase, reduction, or change or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure, distribution of an extraordinary dividend or otherwise, the Committee shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised.

  15. AMENDMENT OR TERMINATION. The Board may at any time terminate or amend the Plan. Except as provided in Section 14 hereof, no such termination can adversely affect options previously granted and no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. No amendment shall be effective unless approved by the stockholders of the Company if stockholder approval of such amendment is required to comply with any law, regulation or stock exchange rule.

  16. NOTICES. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof, including, if applicable, via the Plan's 800 telephone number.

  17. REGULATIONS AND OTHER APPROVALS; GOVERNING LAW.

  a. This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed in such State.

  b. The obligation of the Company to sell or deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

  c. The Plan is intended to comply with Rule 16b-3 as promulgated under
Section 16 of the Exchange Act and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

  18. WITHHOLDING OF TAXES. If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares issued to such Participant pursuant to such Participant's exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Exercise Date, such Participant shall, within five (5) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of Federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold.

  19. EFFECTIVE DATE; APPROVAL OF STOCKHOLDERS. The Plan is effective as of April 1, 1997. The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months after the date the Plan is adopted. The Plan is conditioned upon the approval of the stockholders of the Company, and failure to receive their approval shall render the Plan and all outstanding options issued thereunder void and of no effect.

                          DENDRITE INTERNATIONAL, INC.
                            1200 MOUNT KEMBLE AVENUE
                       MORRISTOWN, NEW JERSEY 07960-6797
  The undersigned hereby constitutes and appoints John E. Bailye, Charles C. Warczakowski and Christopher J. French, and each of them, proxies of the undersigned with full power of substitution, to represent and vote, as designated below, all shares of Common Stock of Dendrite International, Inc. (the "Company"), which the undersigned could represent and vote if personally present, at the Annual Meeting of Shareholders of the Company to be held on May 20, 1997 and at any adjournment thereof.
  This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the nominees for director listed in item 1 or FOR such substitute nominees as may be nominated by the board of directors in the event any of the initial nominees should become unavailable, "FOR" items 2 and 3 and, in the proxies' discretion, on any other matter coming before the annual meeting.

  1.ELECTION OF DIRECTORS
   [_] FOR all nominees listed below  [_] WITHHOLD AUTHORITY to vote for all
   (except as marked to the contrary      four nominees listed below
   below).                                (See instruction below).

         NOMINEES           TERM EXPIRES
         --------           ------------
      John E. Bailye     1998 Annual Meeting
   Bernard M. Goldsmith  1998 Annual Meeting
     Paul A. Margolis    1998 Annual Meeting
    John H. Martinson    1998 Annual Meeting

  INSTRUCTION: To withhold authority to vote for any individual nominee or nominees, write nominee's name on the following line
  -----------------------------------------------------------------------------
           MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)
2. Proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.
  [_] FOR   [_] AGAINST   [_] ABSTAIN FROM
    MANAGEMENT RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF AUDITORS
3. Proposal to approve the Company's 1997 Employee Stock Purchase Plan.
  [_] FOR   [_] AGAINST   [_] ABSTAIN FROM
 MANAGEMENT RECOMMENDS A VOTE FOR APPROVAL OF THE COMPANY'S 1997 EMPLOYEE STOCK PURCHASE PLAN
4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR LISTED IN ITEM 1 ABOVE, OR FOR SUCH SUBSTITUTE NOMINEES AS MAY BE NOMINATED BY THE BOARD OF DIRECTORS IN THE EVENT ANY OF THE INITIAL NOMINEES SHOULD BECOME UNAVAILABLE, "FOR" ITEMS 2 AND 3 AND, IN THE PROXIES' DISCRETION, ON ANY OTHER MATTER COMING BEFORE THE ANNUAL MEETING.

                                                The undersigned acknowledges
                                                receipt of the Company's 1996
                                                Annual Report to Shareholders,
                                                the Notice of the Annual
                                                Meeting of Shareholders and
                                                Proxy Statement, and revokes
                                                all former proxies.

                                                Dated:             , 1997
                                                       ------------
                                                -------------------------
                                                Signature of Shareholder
                                                (Please insert date
                                                above, sign exactly as
                                                name appears on Stock
                                                Certificate and mail in
                                                the enclosed envelope.
                                                When signing as Officer,
                                                Partner, Executor, Ad-
                                                ministrator, Trustee or
                                                Guardian, please give
                                                full title. For joint
                                                accounts, each joint
                                                owner should sign.)